Exhibit 23.3

Feldman Financial Advisors, Inc.

 1001 CONNECTICUT AVENUE, NW • SUITE 840
 WASHINGTON, DC  20036
 (202) 467-6862 • FAX (202) 467-6963

September 21, 2010

Boards of Directors
Sunshine Savings MHC
Sunshine Financial, Inc.
1400 East Park Avenue
Tallahassee, Florida  32301

Members of the Boards:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form AC, and amendments thereto, filed by Sunshine Savings MHC with the Office of Thrift Supervision.  We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by Sunshine Financial, Inc., with the Securities and Exchange Commission.  Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of Sunshine Financial, Inc.

We further consent to reference in the aforementioned filings and amendments the summary of our opinion as to the value of subscription rights granted pursuant to the Plan of Conversion and Reorganization.

Sincerely,

Feldman Financial Advisors, Inc.